Exhibit 23.2


L.L. Bradford & Company, LLC
3441 South Eastern Avenue
Las Vegas, Nevada 89109
(702) 735-5030


July 1, 2004


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:         Global Axcess Corp.
            Form SB-2

Dear Sir/Madame:

As independent certified public accountants, we hereby consent to the use in this Registration Statement on Form SB-2 of our report dated January 31, 2003, relating to the audited financial statements of Global Axcess Corp as of and for the year ended December 31, 2002.

Sincerely,

/s/ L.L. Bradford & Company, LLC
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L.L. Bradford & Company, LLC